UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

CF Industries Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The 2012 annual meeting of stockholders of CF Industries Holdings, Inc. (the “Company”) was held on May 10, 2012.

(b) The final results of the items submitted to a vote of stockholders are as follows:

1.                                       The election of two class I directors to serve until the 2015 annual meeting of stockholders:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Stephen A. Furbacher	23,123,239	29,812,754	—	3,173,085

John D. Johnson	27,687,002	25,248,991	—	3,173,085

2.                                       The advisory vote regarding the compensation of the Company’s named executive officers:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory vote on executive compensation	49,695,134	3,177,751	62,928	3,173,085

3.                                       The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2012:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of KPMG as independent auditors	56,031,239	50,647	27,192	—

4.                                       Stockholder proposal regarding declassification of the board of directors of the Company:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stockholder proposal	49,078,828	3,786,111	71,054	3,173,085

5.                                       Stockholder proposal regarding majority voting standard for director elections:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stockholder proposal	48,492,831	4,372,284	70,878	3,173,085

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2012	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General
Counsel, and Secretary